Exhibit 10.2

THE 2011 ISRAELI SHARE OPTION PLAN

JFROG LTD.

THE 2011 ISRAELI SHARE OPTION PLAN

THE 2011 ISRAELI SHARE OPTION PLAN

PREFACE

This plan, as amended from time to time, shall be known as the Jfrog Ltd. 2011 Israeli Share Option Plan (the “ISOP”).

1.	PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, officers, directors, consultants and service providers, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company (as defined below), pursuant to the ISOP.

2.	DEFINITIONS

For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

2.1 “Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2 “Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Capital Gain Option” or “CGO” as defined in Section 6.4 below.

2.5 “Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any failure (as a result of gross negligence or willful misconduct) to carry out, as an employee of the Company or its Affiliates, a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliates and which was capable of being lawfully performed by Optionee; (iii) embezzlement or theft of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including, without limitation, self-dealing, prohibited disclosure of confidential information of, or relating to, the Company, or engagement in any business competitive to the business of the Company or of its Affiliates; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company; (vi) any material breach of the Optionee of any agreement between the Optionee and the Company and (vii) any circumstances that do not entitle Optionee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.

2.6 “Chairman” means the chairman of the Committee.

THE 2011 ISRAELI SHARE OPTION PLAN

2.7 “Company” means Jfrog Ltd., Company no. 514130491, an Israeli company incorporated under the laws of the State of Israel.

2.8 “Companies Law” means the Israeli Companies Law 5759-1999.

2.9 “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.10 “Committee” means a share option compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board, or, in the event that no compensation Committee is appointed or that the authority of the Committee, with respect to a specific issue or action, is limited by law, the Board.

2.11 “Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

2.12 “Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

2.13 “Expiration date” means the date upon which an Option shall expire, as set forth in Section 9.1 of the ISOP.

2.14 “Fair Market Value” means as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or; (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.15 “IPO” means the initial public offering of the Company’s shares pursuant to a prospectus or registration statement filed with and declared effective under the Israeli Securities Law, 1968, under the U.S. Securities Act of 1933, as amended, or under any similar law of any other jurisdiction.

2.16 “ISOP” means as defined in the preface hereto.

2.17 “ITA” means the Israeli Tax Authorities.

2.18 “Non-Employee” any person or entity that is not an Employee.

THE 2011 ISRAELI SHARE OPTION PLAN

2.19 “Ordinary Income Option” or “OIO” as defined in Section 6.5 below.

2.20 “Option” means an option to purchase one or more Shares of the Company pursuant to the ISOP.

2.21 “102 Option” means any Option granted to Employees in accordance with and subject to Section 102 of the Ordinance.

2.22 “3(i) Option” means an Option granted in accordance with and subject to Section 3(i) of the Ordinance to any person who is Non- Employee.

2.23 “Optionee” means a person who receives or holds an Option under the ISOP.

2.24 “Option Agreement” means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

2.25 “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended.

2.26 “Exercise Price” means the price to be paid for exercise of the Option with respect to each Share under an Option as set forth in the Option Agreement and as adjusted according to the terms of the ISOP or the Option Agreement.

2.27 “Repurchaser(s)” means (i) the Company, if permitted by applicable law, (ii) if the Company is not permitted by applicable law, then any Affiliate of the Company designated by the Board; or (iii) if no decision is reached by the Board, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their respective shareholdings in the Company’s issued and outstanding share capital, on an as-converted basis.

2.28 “Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.29 “Share” means the ordinary shares of the Company, NIS 0.01 par value each.

2.30 “Successor Company” means any entity into or with which the Company is merged or by which the Company is acquired, pursuant to a Transaction in which the Company is not the surviving entity.

2.31 “Termination” means, unless otherwise was agreed in the Option Agreement, with respect to termination of employment, services or engagement , the earlier of (i) the date in which the services, as required to be provided under the terms of engagement with such Non-Employee, actually ceased to be provided by such Non-Employee provider; or (ii) the date in which the work, as required to be provided under the terms of employment agreement with such Employee, actually ceased to be provided by such Employee; or (iii) the actual termination of the employee-employer relationship between the Company and the Employee or the contractual engagement between the Company and a Non-Employee; or (iv) the date in which a notice of termination of employment or services was sent by either the Company or the Employee or Non-Employee.

THE 2011 ISRAELI SHARE OPTION PLAN

2.32 “Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity including, without limitation a statutory spin-off or an arrangement which economically amounts to a merger or a spin-off, (ii) a sale of all or substantially all of the assets of the Company, (iii) IPO (iv) a change of the Company’s structure and any arrangement between the Company and its shareholders and/or creditors and/or holders of options on the Company’s shares (v) a transaction or a series of consecutive transactions within a period of 12 months, in which 50% or more of the issued and outstanding share capital of the company are sold to a third party.

2.33 “Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102 of the Ordinance.

2.34 “Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance.

2.35 “Vested Option” means any Option that has already become vested and exercisable according to its Vesting Date or otherwise (e.g. acceleration upon certain events).

2.36 “Vesting Dates” means, with respect to any Option, the date as of which the Optionee shall be entitled to exercise such Option, as set forth in section 11 of the ISOP.

2.37 “Exercise Date” The date of receipt by the Company of the Exercise Notice shall for all purposes be deemed as the exercise date.

3.	SHARES SUBJECT TO THE ISOP; GRANT OF OPTIONS

3.1. The Company has reserved Shares for the purposes of the ISOP and for the purposes of any other share option plans which have previously been, or may in the future be, adopted by the Company, subject to adjustment as set forth in Section 8 below. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company’s other share option plans.

THE 2011 ISRAELI SHARE OPTION PLAN

3.2. The Company shall, under the ISOP, Grant to Optionees, options to purchase Shares, the exact number, Exercise Price and other terms of which shall be determined by the Board from time to time, subject to the terms of the ISOP (the “Options”).

Each Option granted pursuant to the ISOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Exercise Price per share, the Expiration Date and such other terms and conditions as the Board in its discretion may prescribe, provided that they are consistent with this ISOP.

4.	ADMINISTRATION OF THE ISOP

4.1. The Committee or the Board shall have the power to administer the ISOP, all as subject to applicable law and the Company’s Articles of Association. Notwithstanding the above, for all intents and purposes hereunder, the Board shall automatically have residual authority if no committee shall be constituted or if such committee shall cease or otherwise be unable to operate for any reason.

4.2. The Committee shall have the power to: (i) designate Optionees; (ii) grant Options to the Optionees; (iii) determine the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability, or restrictions constituting substantial risk of forfeiture upon occurrence of certain events, and to cancel or suspend awards, as necessary; (iv) determine the Fair Market Value of the Shares covered by each Option; (v) make an Election (as defined in Section 6.6 hereinafter) as to the type of 102 Approved Option; and (vi) designate the type of Options; (vii) alter any restrictions and conditions of any Options or Shares subject to any Options; (viii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (ix) determine the Exercise Price of the Option; and (x) prescribe, amend and rescind rules and regulations relating to the ISOP in cases specifically set forth hereunder.

4.3. The Committee shall have full power and authority to: (i) interpret the provisions and supervise the administration of the ISOP; and (ii) make all other determinations deemed necessary or advisable for the administration of the ISOP.

4.4. The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISOP.

4.5. Subject to the Company’s Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time.

THE 2011 ISRAELI SHARE OPTION PLAN

4.6. The interpretation and construction by the Committee of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

4.7. Any member of such Committee shall be eligible to receive Options under the ISOP while serving on the Committee, unless otherwise specified herein.

5.	DESIGNATION OF PARTICIPANTS

5.1. The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate thereof; provided, however, that (i) Employees and office holders may only be granted 102 Options; and (ii) Non-Employees may only be granted 3(i) Options.

5.2. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

5.3. Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

6.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

6.1. The Company may grant Options to Employees and office holders pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

6.2. The grant of Approved 102 Options shall be made under this ISOP adopted by the Board, and shall be conditioned upon the approval of this ISOP by the ITA.

6.3. Approved 102 Option may either be classified as Capital Gain Option (or as CGO) or Ordinary Income Option (or as OIO).

6.4. Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance shall be referred to herein as CGO.

6.5. Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance shall be referred to herein as OIO.

6.6. The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option under such Election. Such Election shall become effective

THE 2011 ISRAELI SHARE OPTION PLAN

__________________________________________________________________________________________________ beginning the first Date of Grant of an Approved 102 Option under such Election and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options under such Election. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

6.7. All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

6.8. For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

7.	TRUSTEE

7.1. Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights including, without limitation, bonus shares and shares issued pursuant to a stock split, shall be allocated or issued to the Trustee (and registered in the Trustee’s name in the register of members of the Company) and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). All certificates, if issued, representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the aforesaid trust as herein provided. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

7.2. Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options, which were granted to such Optionee and/or any Shares allocated or issued upon exercise of such Options.

7.3. With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the provisions of Section 102 of the Ordinance and any applicable rules, regulations, orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

THE 2011 ISRAELI SHARE OPTION PLAN

7.4. Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

7.5. The execution of any instructions given to the Trustee by an Optionee shall, unless such right is waived by the Company, be subject to approval of such order by the Company. The Company shall not approve instructions given by an Optionee to the Trustee within if such instructions are in full compliance with the terms of the Plan, the Company’s Articles and any law. The approval by the Company of any instructions given to the Trustee by an Optionee shall not constitute proof of the Company’s recognition or acknowledgement or acceptance of any right of such Optionee.

8.	CHANGES IN THE PLAN; ADJUSTMENTS

8.1. The Company shall be entitled, from time to time, to update and/or change the terms of this Plan, in whole or in part, at its sole discretion, provided that such change shall not substantially financially derogate from the rights attached to the Options (whether vested or unvested) as of the date of such modification. The Company shall be entitled to update and/or change the rights attached to the Shares.

8.2. Upon the occurrence of a Transaction, the Committee shall be entitled, at its sole discretion, to adjust the rights of an Optionee under the Plan, such as providing an Optionee with substitute securities of the Successor Company and/or other substitute compensation, as is reasonable in the opinion of the Committee, as long as the substitute securities and/or the compensation are calculated to be reasonable as compared to the compensation or substitute securities (or their financial equivalent) received by all or some of the holders of Ordinary Shares, as the case may be, in the Company other than the Optionee (the “Substitute Compensation”). Such opinion of the Committee shall be delivered to the Optionees and shall be final and conclusive. The Committee shall be entitled, at its sole discretion, to decide that upon the occurrence of a Transaction, every unvested Option shall expire automatically, and shall have no value whatsoever.

8.3. Without derogating from the rights of the Company under sections 8.2 and 8.1 above, upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the ISOP shall be adjusted as provided hereafter:

8.3.1. In the event of Transaction, the unexercised Options then outstanding under the ISOP may, according to the sole and absolute discretion of the Committee, be assumed or substituted for options to purchase an appropriate number of shares of each class of shares, or other securities of the Successor Company (or a parent or subsidiary of the Successor Company), per each Share underlying the assumed or substituted Option, as were distributed to the holders of Shares of the Company per each Share held, in connection with and pursuant to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Exercise Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee, which determination shall be in their discretion and final.

THE 2011 ISRAELI SHARE OPTION PLAN

8.3.2. If, in any such Transaction, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute any unexercised Options underlying such Option Agreement, the Vesting Dates of such Options may, according to the Committee’s discretion, be accelerated so that any such unexercised Options that are then unvested shall be immediately vested and exercisable as of the date that is ten (10) days prior to the effective date of the Transaction for a 10-day thereafter (upon expiration of which period the Options shall expire).

8.3.3. If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-day period, all remaining unexercised Options will terminate immediately.

8.3.4. If the outstanding shares of the Company shall at any time be changed or exchanged due to exchange of shares, recapitalization, or any other like event by or of the Company, other than stock split, stock combination or bonus shares issuance, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Exercise Prices, shall be appropriately and equitably, as shall be determined by the Committee, adjusted, provided, however, that the Exercise Price shall not be less than the par value of the Share underlying any such Options, and provided further, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 3.1 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Committee.

8.3.5. In the event of issuance of bonus shares to the Company’s shareholders which is not in the manner of a stock split, the terms of the Options shall be adjusted by way of (i) increasing the number of Exercise Shares to which the Offerees shall be entitled upon exercising the Option, by the same number of shares to which they would have been entitled as bonus shares had they exercised the Option prior to the effective date for being entitled to receive such bonus shares or (ii) reducing the exercise price or (iii) any combination of the above, all as shall be determined by the Committee.

8.3.6. In the event of a stock split or consolidation of the Company’s share capital, the number of shares to which Offeree(s) shall be entitled under their Option(s) shall be adjusted accordingly.

8.3.7. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

THE 2011 ISRAELI SHARE OPTION PLAN

9.	TERM OF OPTIONS; TERMINATION OF EMPLOYMENT OR SERVICES

9.1. Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) unless otherwise determined in accordance with the provisions of this ISOP with respect to any Option(s), such date shall be seven (7) years from the respective Date of Grant (ii) the date set forth in the Option Agreement; (iii) unless otherwise resolved by the Committee, upon the occurrence of a Transaction; and (iv) the expiration of any extended period in any of the events set forth in section 9.3 below.

9.2. Subject to the provisions of section 9.3 below, in the event of Termination of Optionee’s employment or services, with the Company or any of its Affiliates, all unexercised Options granted to such Optionee will immediately expire. For the avoidance of doubt, in case of such Termination of employment or service, and on the date of the Termination, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable and any unvested portion of the Optionee’s Option shall revert to the ISOP.

9.3. Unless otherwise determined in the Optionee’s Option Agreement and subject to the provisions of section 9.1(i), 9.1(ii) and 9.1(iii) ,above, an Option may be exercised after the date of Termination of Optionee’s employment or service with the Company or any Affiliates during an additional period of time beyond the date of such Termination, but only with respect to the number of Vested Options at the time of such Termination according to the Vesting Dates, in the event of:

9.3.1. termination is by the Company and without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such Termination; or-

9.3.2. termination is the result of death, Retirement or Disability (each, as hereinafter defined) of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such Termination; or—

9.3.3. prior or subsequent to such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

9.3.4. Anything herein to the contrary, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested) will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

9.3.5. As used herein: (i) the term “Disability” means an Optionee’s inability to perform his/her duties to the Company, or to any of its Affiliates, for a consecutive period of at least 90 days, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company; and (ii) the term “Retirement” means an Optionee’s retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Optionee participates.

THE 2011 ISRAELI SHARE OPTION PLAN

10.	EXERCISE OF OPTIONS

10.1. The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 9.3 above, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.2. Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

10.3. The Exercise Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

10.4. The Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid), as determined by the Company.

11.	VESTING OF OPTIONS

11.1. Subject to the provisions of the ISOP, each Option shall vest and become exercisable commencing on the Vesting Date thereof, as determined by the Committee, for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date. Unless otherwise determined in the Option Agreement, with respect to any, some or all Options, each Option shall vest and become exercisable according to the following schedule: twenty percent (20%) of the Shares under the Option shall vest on the first anniversary as of the Date of Grant of the Option and additional twenty percent (20%) of the Shares under the Option at the end of each subsequent year thereafter.

11.2. An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.	SHARES SUBJECT TO PROXY, RIGHT OF FIRST REFUSAL, CO-SALE AND REPURCHASE OPTION

12.1. Until the consummation of an IPO, any Shares issued upon exercise of Options (and securities of the Company issued with respect thereto), whether held by the Trustee or the

THE 2011 ISRAELI SHARE OPTION PLAN

Optionee, shall be voted (including the execution of any written consents) by an irrevocable proxy to the Chairman of the Board of Directors, in the form attached hereto as Schedule A or any other form approved by the Committee (the ”Proxy”). Pursuant to the directions of the Chairman of the Board, such Proxy may be assigned to the person or persons designated by the Board to provide for the power of such designated person(s) to act, instead of the Optionee and on its behalf (the “Designee(s)”), with respect to any and all aspects of the Optionee’s shareholdings in the Company. The Proxy may be contained in the Option Agreement of an Optionee or otherwise as the Committee determines. If contained in the Option Agreement, no further document shall be required to implement such Proxy, and the signature of the Optionee on the Option Agreement shall indicate approval of the Proxy thereby granted. On each and every issue brought before the shareholders of the Company for their resolution, the Chairman of the Board of Directors of the Company, or any of its Designee(s), as the case may be, shall vote in accordance with the resolution that would have been adopted by all shareholders of the Company actually voting on such issue other than the shareholders represented by such proxy or similar proxies.

12.2. Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any Sale (as hereinafter defined) of shares in the Company.

12.3. Sale, transfer, assignment or other disposal (collectively, “Sale”) of Shares issuable upon the exercise of an Option shall be subject to the rights of first refusal and co-sale rights of other shareholders of the Company as set forth in the Articles of Association of the Company or in any agreement among the Company and all or substantially all of its shareholders. In the event that neither the Articles of Association of the Company nor any such agreement shall provide for applicable rights of first refusal or co-sale rights, then, unless otherwise determined by the Board, until such time as the Company shall complete an IPO, the Sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the Repurchaser(s), as follows:

12.3.1. The Optionee shall give a notice of sale (hereinafter the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s). The Company will forward the Notice to the applicable Repurchaser(s).

12.3.2. The Notice shall specify the name of each proposed purchaser or other transferee (hereinafter the “Proposed Transferee”), the number of Shares offered for Sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (hereinafter the “Notice Period”), to purchase all or part of the offered Shares (if the Repurchaser(s) are shareholders of the Company, then such entitlement shall be on a pro rata basis, based on their respective holdings in the Company’s issued and outstanding share capital, on an as-converted basis).

12.3.3. If, by the end of the Notice Period, not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee shall be entitled to Sell the Shares so remained unpurchased, at any time during the ninety (90) days following the end of the Notice Period on terms not more favorable to the Proposed Transferee than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee. Any Sale of Shares issued under the ISOP by the Optionee that is not made in accordance with the ISOP or the Option Agreement shall be null and void.

THE 2011 ISRAELI SHARE OPTION PLAN

12.3.4. If the consideration to be paid for the Shares is not cash, the value of the consideration shall be determined in good faith by the Board, and if the Company cannot for any reason pay for the Shares in the form of non-cash consideration, the Company may pay the cash equivalent thereof, as determined by the Board.

12.3.5. Prior to an IPO, and in addition to the right of first refusal, any transfer of Shares by an Optionee shall require the Board’s approval as to the identity of the transferee and as required under the Company’s Articles of Association. The Board may refuse to approve the transfer of Shares to any competitor of the Company or to any other person or entity the Board determines, in its discretion, may be detrimental to the Company.

12.3.6. All Shares issued upon exercise of Options shall be subject to repurchase by the Repurchaser(s).

Repurchase by the Repurchaser(s) shall be made at the Fair Market Value of the Shares at the date of repurchase; in the event of termination of employment or services of the Optionee for Cause, repurchase by the Repurchaser(s) shall be made at the nominal value of the Shares.

The repurchase rights may be exercised by the Repurchaser(s) during a period of sixty (60) days, commencing upon the last date of exercise of Options by the Optionee, as set forth in Section 9.3 above.

12.4. To avoid doubt, the Optionees shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ISOP. Anything herein to the contrary notwithstanding, in no event shall the Optionees be deemed a class of creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section.

13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS

13.1. The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem

THE 2011 ISRAELI SHARE OPTION PLAN

necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

13.2. The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

13.3. Upon the grant of Options to an Optionee or the issuance of Shares upon the exercise thereof, the Company shall obtain from such the representations and undertakings as follows, and by virtue of receipt of such Options, Optionee shall be deemed to have made such representation to the Company:

13.3.1. That the Optionee is familiar with the Company, its activity, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to have any claim against the Company or any of its directors, employees, stockholders or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company‘s Shares was not worthwhile, for any reason whatsoever.

13.3.2. That the Optionee knows that his rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company’s documents of incorporation and to the agreements of the stockholders in the Company.

13.3.3. That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other employees and other people, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other stockholders in the Company, exercising of the options or any matter related to or stemming from them.

13.3.4. That the Optionee acknowledges that neither the ISOP nor the grant of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the ISOP or in any Option or Shares granted pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.

THE 2011 ISRAELI SHARE OPTION PLAN

14.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

15.1. No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

15.2. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void. .As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

16.	EFFECTIVE DATE AND DURATION OF THE ISOP

The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption, unless terminated earlier in accordance with Section 9 hereof. Notwithstanding the foregoing, and unless otherwise determined, with respect to outstanding Options only, the provisions of the ISOP shall survive its termination, and for that purpose only, the ISOP shall be in full force and effect.

17.	TERMINATION OF ISOP

The Board may at any time, but when applicable, terminate the ISOP provided that no termination of the ISOP shall substantially financially derogate from the rights attached to the Options (whether vested or unvested) as of the date of such modification. Termination of the ISOP shall not affect the Board or the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

18.	GOVERNMENT REGULATIONS

The ISOP, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including, without limitation, the United States Securities Act of 1933, the Companies Law, the Securities Law, 1968, and the Ordinance, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

THE 2011 ISRAELI SHARE OPTION PLAN

19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

20.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced solely in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

21.	INTEGRATION OF SECTION 102 AND TAX COMMISSIONER’S PERMIT

21.1. With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 of the Ordinance and the Income Tax Rules (Tax Relieves for Grants of Shares to Employees), 2003-5763 and the Income Tax Assessor’s permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement.

21.2. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

22.	TAX CONSEQUENCES

22.1. Any tax or compulsory payment consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, including but not limited to National Insurance payments and income tax, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes or compulsory payments according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment deriving from any payment made to the Optionee.

22.2. The ramifications of any future modification of all applicable laws regarding the taxation of Options and/or Shares granted to Optionees shall apply to the Optionees accordingly and such Optionees shall bear the full cost thereof, unless such modified laws expressly provide otherwise. For the avoidance of doubt, should the applicability of such taxing arrangements to the ISOP or to securities issued in the framework thereof be stipulated by an application by the Company or by the Trustee that same shall apply, the Company shall be entitled to decide, at its absolute discretion, whether to apply such taxing arrangements and to instruct the Trustee to act accordingly.

THE 2011 ISRAELI SHARE OPTION PLAN

22.3. The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

23.	PROVISIONS OF ISOP PREVAIL

23.1. The ISOP (together with the Option Agreement) supersedes all of the agreements and/or understandings reached prior to the date of granting of Options to such Optionee between the Company or any subsidiary thereof and any of the Optionees in connection with issuance of shares of the Company or options on shares of the Company. Any representation and/or promise and/or undertaking made and/or given by the Company and/or by any subsidiary thereof or by whomsoever on their behalf, which have not been expressed herein, shall have no force and effect.

23.2. In the event of contradiction between the provisions of the ISOP and any agreement between the Company and the Optionee, including, without limitation, the Option Agreement, the provisions of the ISOP shall prevail.

24.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

* * *

FIRST AMENDMENT TO

JFROG LTD.

2011 ISRAELI SHARE OPTION PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of JFrof Ltd., an Israeli company (the “Company”), under Section 4 of the ‘2011 Israeli Share Option Plan’ (the “Plan”), the Board hereby amends the Plan as follows:

1.	Section 9.1(i) of the Plan shall be deleted in its entirely and replaced with the following:

“unless otherwise determined in accordance with the provisions of this ISOP with respect to any Option(s), such date shall be ten (10) years from the respective Date of Grant”

2.	Section 12.3.5 of the Plan shall be deleted in its entirely and replaced with the following:

“Reserved.”

3.	The following shall be added to the beginning of Section 12.3.6 of the Plan:

“The following shall only become effective, solely with respect to holders of 102 Options, upon the receipt of the applicable tax ruling from the ITA and will have no effect until such tax ruling is obtained, and the provisions of the applicable tax ruling issued by the ITA shall be deemed an integral part of this Plan and shall prevail over any term contained in this Plan that is not consistent therewith:”

I hereby further certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of the Corporation, effective as of November 27, 2018.

Executed on this 27th day of November, 2018.

/s/ Shlomi Ben Haim
Shlomi Ben Haim, CEO

[Signature Page- JFrog- First Amendment to the 2011 Israeli Share Option Plan]

JFROG LTD.

(the “Company”)

2011 ISRAELI SHARE OPTION PLAN

ANNEX A – U.S.

I.     NOTICE OF OPTION GRANT

Name of the Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%
Address:	%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%ADDRESS_LINE_3%-%

The undersigned Optionee has been granted an Option to purchase Shares, subject to the terms and conditions of the “2011 Israeli Share Option Plan” of the Company, in the form attached hereto as Exhibit A (the “Plan”), the U.S. Annex to the Plan applicable to Participants who are United States citizens or who are resident aliens of the United States of America for United States federal income tax purposes, in the form attached hereto as Exhibit B (the “U.S. Annex”), and this Option Agreement (the “Agreement”), as follows:

Grant Number	%%OPTION_NUMBER%-%

Date of Grant	%%OPTION_DATE,‘Month DD, YYYY’%-%

Exercise Price per Share	US %%OPTION_PRICE,‘$999,999,999.99’%-%

Total Number of Shares subject to Option	%%TOTAL_SHARES_GRANTED,‘999,999,999’%-%

Total Exercise Price	US%%TOTAL_OPTION_PRICE,‘$999,999,999.99’%-%

Designation under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”):	Incentive Stock Option

Term/Expiration Date:	%%EXPIRE_DATE_PERIOD1,‘Month DD, YYYY’%-%, unless terminated earlier in accordance with Section 9 of the Plan.

Vesting Dates: The Option shall vest in numbers of whole shares, subject to Optionee’s continuing to be an Employee or service provider of the Company or an Affiliate through the applicable vesting date, according to the following vesting schedule (the “Vesting Schedule”): The option underlying the shares (the “Option”) will become vested and exercisable with respect to 20% Options per annum every anniversary, commencing as of %%VEST_BASE_DATE,‘Month DD, YYYY’%-% (“the Vesting Commencement Date”) for a period of five consecutive years, such that 100% of the Options will become vested and exercisable at the end of the fifth anniversary of the Vesting Commencement Date.

II.    OPTION AGREEMENT

1.	Definitions

(a)    Any terms used in this Agreement, except where stated otherwise, will have the same meanings as contained in the Plan and the U.S. Annex.

(b)    The undersigned Optionee has been granted an award of an Option to purchase Shares. The Option is granted in accordance with the terms and conditions hereby specified and attached in the notice of Option grant (the “Notice of Grant”), and subject to the terms and conditions of the Plan, the U.S. Annex, this Agreement, the Code and any Applicable Law, as set forth herein.

2.	Grant of Option

(a)    Subject to the terms and conditions set forth herein, in the Plan, and in the U.S. Annex, the Company hereby grants to the Optionee, an Option at the terms set forth in the Notice of Grant.

(b)    In the event of a conflict between the terms and conditions of the Plan, the U.S. Annex and this Agreement, the terms and conditions of the Agreement shall prevail.

(c)    The Optionee is aware that: (i) the Company intends to issue additional awards in the future to various entities and individuals, as the Company in its sole discretion shall determine; and (ii) the Company may increase its share capital by new securities in such amount as it finds expedient; and the Optionee hereby waives any claim and/or demand it has or may have regarding such issuance or increase.

(d)    The Optionee further represents, it is familiar with the Company’s business and financial condition, and has acquired sufficient information regarding the Company in order to reach an informed and knowledgeable decision to participate in the Plan and to be granted with the Option.

(e)    As condition to the grant of the Option, by signing this Agreement, including Exhibit C attached hereto, the Optionee hereby gives an irrevocable proxy to the Company’s Chairman of the Board of Directors in accordance with Section 12 of the Plan, to vote the Shares, all as stipulated in Exhibit C attached hereto.

3.	Exercise of Option

(a)    Right to Exercise. Option shall be exercisable from the Grant Date and prior to the expiration date of the terms in accordance with the Vesting Schedule (the “Terms of Option”) and with the applicable provisions of the Plan, the U.S. Annex and this Agreement.

(b)    Method of Exercise. Option shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit D to this Agreement (the “Exercise Notice”), and such other representations and agreements, as may be required by the Company. In addition, Optionee hereby agrees to sign any and all documents required by law. The Exercise Notice shall be accompanied by: (i) payment of the aggregate Exercise Price for the number of Shares to be purchased, and (ii) payment of the aggregate withholding taxes due with respect to the exercised Shares, if applicable. Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and withholding taxes due with respect to the exercised Shares, if applicable.

(c)    No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise fully comply with Applicable Law. If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. Assuming such compliance, the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

(d)    An Option may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded down to the nearest whole number.

(e)    It is understood and intended that this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code to the extent permitted under Applicable Law. Accordingly, the Optionee understands that in order to obtain the benefits of an Incentive Stock Option under Section 422 of the Code, no sale or other disposition may be made of Shares for which Incentive Stock Option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the Grant Date of this Option, and further, that this Option must be exercised within three (3) months after termination of employment as an employee (or twelve (12) months in the case of death or Disability) to qualify as an Incentive Stock Option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he will notify the Company within thirty (30) days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent that this Option and any other Incentive Stock Options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as Incentive Stock Options.

4.     Method of Payment. Payment of the aggregate Exercise Price shall be made, at the sole discretion of the Administrator, by any of the following: (a) cash, (b) check, or (c) wire transfer or as otherwise determined by the Administrator in accordance with Section 10 of the Plan.

5.	Restrictions on Exercise

(a)        Option may not be exercised until such time as the shareholders of the Company approved the Plan and the U.S. Annex, or if the issuance of Shares upon such exercise or the method of payment of consideration for Shares would constitute a violation of Applicable Law.

(b)    In the event that the Company’s Shares shall be registered for trading in any public market, then, the right to sell Shares may be subject to limitations (including a lock-up period), as will be determined by the Company or its underwriters.

6.	Non-Transferability of Option

(a)    Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during Optionee’s lifetime only by Optionee. The terms of the Plan, the U.S. Annex, and this Agreement shall be binding upon the executors, the Board, heirs, successors and assigns of Optionee.

(b)    Shares sales would be subject to the Company’s Articles of Association and Sections 12-13 and 15 of the Plan.

7.     Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Israel without reference to the conflicts of laws principles of any jurisdiction.

8.     Entire Agreement. The Plan and the U.S. Annex are incorporated herein by reference. The Plan, the U.S. A and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

9.     Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which Option has been granted, are confidential. The Optionee agrees that he will not disclose these terms and conditions to any third party, except to the Optionee’s financial or legal advisors, tax advisors or family members, unless such disclosure is required by law.

10.	No Guarantee of Continued Service

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OR AS AN EMPLOYEE OF THE COMPANY OR ITS AFFILIATES, AS THE CASE MAY BE, AT THE WILL OF THE COMPANY. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN, DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S, INCLUDING ANY AFFILIATES THEREOF, RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

By affixing his signature hereunder, Optionee acknowledges receipt of a copy of the Plan, the U.S. Annex, and the Agreement, and represents that Optionee: (i) is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof; (ii) reviewed the Plan, the U.S. Annex and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement; (iii) obtained professional tax advice from his own tax advisors, as to any tax consequences, including Section 409A, related to the Option and the Underlying Shares and he does not rely on the Company or any of its Affiliates for any tax advice in connection with the Option; (iv) is aware of the fact that he will have no rights as a shareholder with respect to the Underlying Shares, nor shall the Optionee be deemed to be part of a class of shareholders or creditors of the Company for purposes of Applicable Law, until the Optionee is registered as a holder of such Shares in the Company’s register of shareholders upon exercise of the Option; all in accordance with the provisions of the Plan and the U.S. Annex; (v) hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator, the Board or the Committee, upon any questions arising under the Plan, the U.S. Annex or this Agreement; and (vi) further agrees to notify the Company upon any change in the residence address indicated below.

COMPANY:	OPTIONEE:

JFrog Ltd.	%%FIRST_NAME%-% %%LAST_NAME%-%

Name: Shlomi Ben Haim
Title: Director

[Signature Page- JFrog- Option Agreement]

Irrevocable Power of Attorney and Proxy

(the “Proxy”)

The undersigned, %%FIRST_NAME%-% %%LAST_NAME%-% (the “Holder”), the registered holder of securities of JFrog Ltd., a company incorporated under the laws of the State of Israel (respectively, the “Securities” and the “Company”), does hereby irrevocably appoint Shlomi Ben Haim, Chairman of the Board (the “Attorney-In-Fact”), as a true and lawful attorney-in-fact, in the Holder’s place and stead, to act, as Holder’s proxy, including to vote and exercise all voting and other rights, including without limitation, any contractual rights and rights under applicable law (to the full extent that the Holder is entitled to do so), with respect to all matters arising in connection with any action affecting or relating to the Securities or other securities of the Company’s share capital, which the Holder now holds or hereafter in the future may hold, actually or constructively, directly or indirectly, and any and all other shares or securities of the Company issued or issuable to the Holder in respect thereof, on or after the date hereof, including as a result of any change, by subdivision or combination in any manner of the Company’s share capital or by the making of a share dividend (i.e., bonus shares) on or after the date hereof (collectively, the “Shares”), including, without limitation, the right, on the Holder’s behalf:

(i)    to execute any agreement, waiver, amendment, consent or any other document, including without limitation, any shareholders’ agreements, amendment to shareholders’ agreement, waivers of rights of first refusal, waivers of anti dilution, waivers of rights to first offer, waivers of rights of co-sale, waivers of pre-emptive rights, waivers of bring-along rights and such other waivers, all in connection with the Shares;

(ii)    to attend and to vote in all shareholders’ meetings of the Company (including the right to receive on behalf of the Holder materials/information provided to shareholders), or execute and deliver written consents pursuant to applicable law, with respect to the Shares, in the same manner and with the same effect as if the Holder was personally present at any such meeting or voting such Shares or personally acting on any matters submitted to the Company’s shareholders for approval or consent, giving and granting to said Attorney-In-Fact full power and authority to do and perform each and every act and thing whether necessary or desirable that may be done as its Attorney-In-Fact in relation to the Shares other than to sell or transfer the Shares without the prior written consent of the Holder, provided however, that no such consent shall be required, and the Attorney-In-Fact shall have the right to sell or transfer the Shares without the prior written consent of the Holder, in the event of a sale of Shares effectuated as a result of an exercise of a “bring along” or in the event of a Transaction (as such term is defined under the Plan).

(iii)    To sign such other certificates, documents and agreements and take any and all other actions as the Attorney-In-Fact may deem necessary or desirable in connection with the consummation of the transactions contemplated by this Proxy.

This Proxy shall be interpreted in the widest possible sense, in reliance upon the goals and intentions thereof and shall apply to any Securities currently held or to be held in the future by the Holder, or any permitted transferee, successor and/or assignee to which the Holder may transfer his Securities in the future, as if such transferee, successor and/or assignee had signed this Proxy.

This Proxy is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the undersigned or by operation of law, or by the occurrence of any other event or events, and it is hereby clarified that the Company shall serve as a third party beneficiary thereof, and no amendment or other modification shall be made to this Proxy or to any of the terms and conditions herein without the prior written consent of the Company.

This Proxy shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the Board and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Proxy shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

By this Proxy, the Attorney-In-Fact shall vote such Shares on any issue brought before the shareholders of the Company either (i) pro-rata to the vote of the other shareholders of the Company, which are entitled to participate in the vote (such pro-rata vote shall take into account only shareholders participating in the vote, in person, written ballot or proxy, whether voting for, against or abstaining from voting on the issue brought before them); or (ii) in such other manner as shall be prescribed by the Board in accordance with the Plan.

The undersigned hereby ratifies and confirms all that said Attorney-In-Fact shall do or cause to be done by virtue of and in accordance with the terms and conditions of this Proxy. In addition, the Holder hereby confirms and undertakes that he shall not have, and hereby irrevocably waive, any claim or demand against the Company in connection with this Proxy or any action taken or not taken by the Attorney-In-Fact in accordance with the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Power of Attorney and Proxy as of the date first set forth below.

%%FIRST_NAME%-% %%LAST_NAME%-%

Name:

[Signature Page- JFrog- Optionholder Proxy]

Grant Letter No. %%OPTION_NUMBER%-%                                                                                       -Confidential-

JFROG LTD.

OPTION GRANT DEED

FOR ISRAELI EMPLOYEE – SECTION 102

On %%OPTION_DATE,‘Month DD, YYYY’%-%, the board of directors of JFrog Ltd. (the “Board”, and the “Company”, respectively) resolved to grant to ESOP Management and Trust Services Ltd. (the “Trustee”) for the benefit of %%FIRST_NAME%-% %%LAST_NAME%-%, I.D., no. %%ACCOUNT_USER_DEFINED_FIELD_15%-%, an employee of the Company (the “Optionee”) an option to purchase Ordinary Shares of the Company, in accordance with Company’s 2011 Israeli Share Option Plan (the “Option Plan”), attached hereto as Exhibit A (the “ISOP”). Capital terms not otherwise defined herein shall have the meaning ascribed to them in the ISOP. The Optionee has agreed to such grant and the Optionee acknowledges that by signing this Option Grant Deed (the “Deed”) all Options, shares resulting from their exercise (the “Shares”), and any additional rights including Share bonus, that might be distributed to you in connection with the option (the “Additional Rights”), are subject to all the terms and conditions as set forth in the ISOP and as provided herein. Capital terms not otherwise defined herein shall have the meaning ascribed to them in the ISOP;

1.

The Company hereby grants to the Optionee the number of Options as set forth below; each Option shall be exercisable into one Share upon payment of the Purchase Price and subject to the terms and conditions as set forth in the ISOP and as provided herein.

2.

Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the Vesting Dates set forth herein and provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date. The Optionee is aware of the fact that upon termination of employment in the Company, he/she shall have no right to the Option, except as specified in the ISOP.

3.

In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents as may be required by the Company and/or by the Trustee, pursuant to the provisions of any applicable law and/or Company’s Articles of Association.

4.

For the avoidance of doubt, all tax consequences (including any withholding tax) under any applicable law which may arise from the grant of the Option, from the exercise thereof or from the holding or sale of the Shares deliverable upon exercise (or other securities issued in connection with the Option) shall be borne solely by the Optionee. It is hereby clarified that no shares of the Company will be issued in connection with the exercise of the Option until the Optionee has completely satisfied the tax obligations under this Section 4, to the full satisfaction of the Company.

5.

The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law. In addition, the Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him/her and/or Shares issued upon the exercise of Options.

6.

All Options and Shares shall be subject to the limitations set forth in the ISOP and in the Company’s Articles of Association and any shareholders’ agreement to which the holders of ordinary shares of the Company are bound.

7.

The Option, Shares and Additional Rights shall be granted on behalf of the Optionee to the Trustee under the provisions of the Capital Gains Tax Track, and will be held by the Trustee for the period stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder (“Section 102”). The Optionee understands that this grant of Option is conditioned upon the receipt of all required approvals from the Israeli tax authorities.

8.

The Options, Shares and Additional Rights are granted to the Trustee on behalf of the Optionee according to the provisions of the Capital Gains Tax Track under Section 102, the ISOP and the trust agreement signed between the Company and the Trustee, attached hereto as Exhibit B, and made a part of this notice. Defined terms not explicitly defined in this Deed but defined in the ISOP shall have the same definitions as in the ISOP.

9.

The Optionee has consulted with a tax expert with respect to the tax consequences of receiving and/or exercising the Options or disposing of the Options and/or Shares. With respect to Approved 102 Options (if applicable), the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the ISOP and the regulations and rules promulgated thereunder, and accepts the provisions of the trust agreement signed by the Company and the Trustee, attached hereto as Exhibit B, and agrees to be bound by its terms. The Company agrees to grant the Optionee the Options based on the Optionee’s above confirmation.

10.

It is hereby clarified that the Optionee shall not sell nor transfer the Options, Shares or Additional Rights from the Trustee until the end of the Holding Period. If the Optionee shall sell or withdraw the Shares from the Trust before the end of the Holding Period as defined in Section 102 (the “Violation”), either (A) the Optionee shall reimburse the Company within three (3) days of its demand for the employer portion of the payment by the Company to the National Insurance Institute plus linkage and interest in accordance with the law, as well as any other expense that the Company shall bear as a result of the said Violation (all such amounts defined as the “Payment”); or (B) the Optionee agrees that the Company may, in its sole discretion, deduct such amounts directly from any monies to be paid to the Optionee as a result of the Optionee’s disposition of the Shares.

11.

Pursuant to Section 12.1 of the ISOP and, when applicable, subject to the provisions of Section 102, until the consummation of an IPO, any Shares acquired upon the exercise of Options shall be voted by an irrevocable proxy, attached hereto as Exhibit C.

12.

The Optionee shall regard the information in this Deed and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

13.

Subject to the provisions of the ISOP, to which this Deed is subject, this Deed together with all exhibits hereto, constitute the entire agreement by and between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof. Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Deed and the ISOP, the provisions of this Deed will prevail.

14.	Terms of the Option (the “Option”)

Name of the Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%

Date of Grant (i.e., Board approval date):	%%OPTION_DATE,‘Month DD, YYYY’%-%

Designation:	Section 102 Options

Number of Options Granted:	%%TOTAL_SHARES_GRANTED,‘999,999,999’%-%

Exercise Price:	US %%OPTION_PRICE,‘$999,999,999.99’%-% per share

Vesting Commencement Date:	%%VEST_BASE_DATE,‘Month DD, YYYY’%-% (the “Vesting Commencement Date”).

Vesting Schedule:	The options underlying the shares (the “Options”) will become vested and exercisable with respect to 20% Options per annum every anniversary following the Vesting Commencement Date for a period of five consecutive years, such that 100% of the Options will become vested and exercisable at the end of the fifth anniversary of the Vesting Commencement Date.

Expiration Date:	%%EXPIRE_DATE_PERIOD1,‘Month DD, YYYY’%-%, unless otherwise expired earlier or extended in accordance with the provisions of Section 9 of the 2011 Israeli Share Option Plan.

COMPANY:

JFrog Ltd.

Name: Shlomi Ben-Haim

Title: Director

OPTIONEE:

%%FIRST_NAME%-%

%%LAST_NAME%-%

[Signature Page – JFrog Grant Letter – For Israeli Employee – Section 102]

PROXY

The undersigned, as record holder of securities of JFrog Ltd. (the “Company”) hereby irrevocably appoints and requests ESOP Management & Trust Services Ltd., for as long as they hold the Shares (defined below) in trust under the Plan (defined below), to appoint, Shlomi Ben Haim, Chairman of the Board (the “Attorney-In-Fact”), as a true and lawful attorney-in-fact, in the Holder’s place and stead, to act, as Holder’s proxy, including to vote and exercise all voting and other rights, including without limitation, any contractual rights and rights under applicable law (to the full extent that the Holder is entitled to do so), with respect to all matters arising in connection with any action affecting or relating to the Securities or other securities of the Company’s share capital, which the Holder now holds or hereafter in the future may hold, actually or constructively, directly or indirectly, and any and all other shares or securities of the Company issued or issuable to the Holder in respect thereof, on or after the date hereof, including as a result of any change, by subdivision or combination in any manner of the Company’s share capital or by the making of a share dividend (i.e., bonus shares) on or after the date hereof (collectively, the “Shares”), including, without limitation, the right, on the Holder’s behalf:

(i)    to execute any agreement, waiver, amendment, consent or any other document, including without limitation, any shareholders’ agreements, amendment to shareholders’ agreement, waivers of rights of first refusal, waivers of anti dilution, waivers of rights to first offer, waivers of rights of co-sale, waivers of pre-emptive rights, waivers of bring-along rights and such other waivers, all in connection with the Shares;

(ii)    to attend and to vote in all shareholders’ meetings of the Company (including the right to receive on behalf of the Holder materials/information provided to shareholders), or execute and deliver written consents pursuant to applicable law, with respect to the Shares, in the same manner and with the same effect as if the Holder was personally present at any such meeting or voting such Shares or personally acting on any matters submitted to the Company’s shareholders for approval or consent, giving and granting to said Attorney-In-Fact full power and authority to do and perform each and every act and thing whether necessary or desirable that may be done as its Attorney-In-Fact in relation to the Shares other than to sell or transfer the Shares without the prior written consent of the Holder, provided however, that no such consent shall be required, and the Attorney-In-Fact shall have the right to sell or transfer the Shares without the prior written consent of the Holder, in the event of a sale of Shares effectuated as a result of an exercise of a “bring along” or in the event of a Transaction (as such term is defined under the Plan).

(iii)    To sign such other certificates, documents and agreements and take any and all other actions as the Attorney-In-Fact may deem necessary or desirable in connection with the consummation of the transactions contemplated by this Proxy.

This Proxy shall be interpreted in the widest possible sense, in reliance upon the goals and intentions thereof and shall apply to any Securities currently held or to be held in the future by the Holder, or any permitted transferee, successor and/or assignee to which the Holder may transfer his Securities in the future, as if such transferee, successor and/or assignee had signed this Proxy.

This Proxy is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the undersigned or by operation of law, or by the occurrence of any other event or events, and it is hereby clarified that the Company shall serve as a third party beneficiary thereof, and no amendment or other modification shall be made to this Proxy or to any of the terms and conditions herein without the prior written consent of the Company.

This Proxy shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the Board and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Proxy shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

By this Proxy, the Attorney-In-Fact shall vote such Shares on any issue brought before the shareholders of the Company either (i) pro-rata to the vote of the other shareholders of the Company, which are entitled to participate in the vote (such pro-rata vote shall take into account only shareholders participating in the vote, in person, written ballot or proxy, whether voting for, against or abstaining from voting on the issue brought before them); or (ii) in such other manner as shall be prescribed by the Board in accordance with the Plan.

The undersigned hereby ratifies and confirms all that said Attorney-In-Fact shall do or cause to be done by virtue of and in accordance with the terms and conditions of this Proxy. In addition, the Holder hereby confirms and undertakes that he shall not have, and hereby irrevocably waive, any claim or demand against the Company in connection with this Proxy or any action taken or not taken by the Attorney-In-Fact in accordance with the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Power of Attorney and Proxy as of the date first set forth below.

        %%FIRST_NAME%-%

        %%LAST_NAME%-%